EXHIBIT 5.1

                              Anslow & Jaclin, LLP
                             195 Route 9, Suite 204
                           Manalapan, New Jersey 07726

August 3, 2004

Tech Laboratories, Inc.
955 Belmont Avenue
North Haledon, NJ 07508

     RE: Tech Laboratories, Inc. (the "Corporation") Registration Statement on Form SB-2 (the "Registration Statement")

Gentlemen:

     We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 189,492,704 shares of the Corporation's Common Stock, par value $0.001 per share (the "Common Stock").

     We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

     We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

     The opinions herein are limited to the Federal laws of the United States of America and the corporate law of the State of New Jersey. We do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

/s/Anslow & Jaclin, LLP
Anslow & Jaclin, LLP